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                                                                     EXHIBIT 4.9


                                AMENDMENT NO. 1
                                      TO
                               WARRANT AGREEMENT

     THIS AMENDMENT TO WARRANT AGREEMENT made and entered into this 2nd day of March 1998 between BREED TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and NATIONSBANK, N.A. ("NationsBank").

     WHEREAS, the Corporation and NationsBank have entered into a Warrant Agreement dated October 30, 1997 (the "Agreement") pursuant to which the Corporation has granted to NationsBank the Warrants described therein;

     WHEREAS, the Corporation and NationsBank have agreed to amend the Agreement in the manner set forth herein; and

     WHEREAS, on the date hereof, the Corporation has accepted and agreed to the terms of a Commitment Letter and the related "Term Sheet" referred to therein, made and agreed to by NationsBank, and in consideration of such acceptance and agreement by the Corporation, NationsBank has agreed to enter into this Amendment Agreement.

     NOW THEREFORE, the Corporation and NationsBank hereby agree that the Agreement shall be and hereby is amended, effective as of the date hereof by deleting the date "April 27, 1998" appearing twice in clause (c) of Section 3.1(a) of the Agreement and inserting in lieu thereof the date "July 26, 1998" in lieu thereof.

     Except as amended hereby, all terms and conditions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed, as of the date first above written.

                                        BREED TECHNOLOGIES, INC.


                                        By: /s/ Frank J. Gnisci
                                           ----------------------------------
                                           Name:  Frank J. Gnisci
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                        NATIONSBANK, NATIONAL ASSOCIATION


                                        By: /s/ Miles C. Dearden III
                                           ----------------------------------
                                           Name:  Miles C. Dearden III
                                           Title: Senior Vice President